Exhibit 99.1
July 29, 2010
DTE Energy reports second quarter 2010 results, announces dividend increase
DETROIT — DTE Energy (NYSE:DTE) today reported second quarter 2010 earnings of $86 million, or $0.51 per diluted share, compared with $83 million, or $0.51 per diluted share, in the second quarter of 2009. The DTE Energy Board of Directors also declared a $0.56 per share dividend on its common stock payable Oct. 15, 2010, to shareholders of record at the close of business on Sept. 20, 2010. This is a $0.03 per share quarterly increase from the previous dividend payout of $0.53 per share.
“I am pleased that our ongoing dedication to cost containment and customer service continues to deliver strong performance,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “This is despite the fact that our region lags behind the rest of the nation in job growth and economic recovery, which results in significant financial challenges for many of our customers.
“The modest economic recovery, coupled with our multi-year plan to invest in renewable energy, utility infrastructure and environmental controls will create new jobs in our region and provide clean, reliable, and affordable energy for our customers,” Earley added. “Given these trends, we are pleased to be able to increase our dividend for the first time in three years.”
Operating earnings for the second quarter 2010 were $66 million, or $0.39 per diluted share, compared with second quarter 2009 operating earnings of $92 million, or $0.56 per diluted share. Operating earnings decreased primarily due to economic performance and accounting timing at the energy trading segment. Operating earnings exclude non-recurring items, certain timing-related items and discontinued operations. Reconciliations of reported earnings to operating earnings are at the end of this news release.
Reported earnings for the first six months ended June 30, 2010 were $315 million or $1.88 per diluted share versus $261 million or $1.59 per diluted share in 2009. Year-to-date operating earnings were $295 million or $1.76 per diluted share, compared with $270 million or $1.65 per diluted share in 2009.
Second quarter 2010 operating earnings results, by segment:
Utilities
Electric Utility: Operating earnings for Detroit Edison were $0.51 per diluted share versus $0.50 in 2009. The increase in earnings was primarily due to the January 2010 rate order partially offset by a 2009 property tax settlement and other one-time cost reductions in 2009.
Gas Utility: MichCon had a seasonal operating loss of $0.01 per diluted share, compared with an operating loss of $0.09 per diluted share in 2009. Increased earnings resulting from a June 2010 rate order were partially offset by warmer weather.
Non-Utilities
Gas Storage and Pipelines: Operating earnings were $0.06 per diluted share, equivalent to second quarter 2009 results.
Unconventional Gas Production: This segment had an operating loss of $0.01 per diluted share, equivalent to second quarter 2009 results.

Power and Industrial Projects: This segment reported operating earnings of $0.13 per diluted share, an improvement over the second quarter 2009 operating loss of $0.01 per diluted share. The quarter-over-quarter increase was primarily driven by higher coke sales and new projects.
Energy Trading: Energy Trading had an operating loss of $0.15 per diluted share versus operating earnings of $0.16 per diluted share in the second quarter of 2009. The earnings decrease is primarily due to economic performance and accounting timing.
Corporate and Other: The Corporate and Other segment had an operating loss of $0.14 per diluted share compared with the loss of $0.05 in the second quarter of 2009. Reductions in earnings were driven primarily by one-time tax related items in 2009.
Outlook for 2010
DTE Energy reiterated its 2010 operating earnings guidance of $3.45 to $3.80 per diluted share.
“DTE Energy is striving to be distinctive in the utility industry for operational excellence and customer service,” said David E. Meador, DTE Energy executive vice president and CFO. “We remain focused on building a culture of engaged employees dedicated to the principles of continuous improvement. This will allow us to enhance the strengths of our businesses and ensure reliable and affordable energy for our customers, while also delivering targeted long-term annual growth of 5 percent to 6 percent and an attractive dividend to our investors.”
Conference call and webcast information
This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com.
DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EDT Friday, July 30, to discuss second quarter earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at www.dteenergy.com. The telephone dial-in numbers are (800) 967-7143 or (719) 325-2418. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from noon July 30 to Aug. 13. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 3849665.
DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan, and other non-utility, energy businesses focused on gas storage and pipelines, unconventional gas production, power and industrial projects, and energy trading. Information about DTE Energy is available at www.dteenergy.com.
Use of Operating Earnings Information — DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the board of directors.
In this release, DTE Energy discusses 2010 operating earnings guidance. It is likely that certain items that impact the company’s 2010 reported results will be excluded from operating results. Reconciliations to the comparable 2010 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
Many factors may impact forward-looking statements including, but not limited to, the following: economic conditions resulting in changes in demand, customer conservation and increased thefts of electricity and gas; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; economic climate and population growth or decline in the geographic areas where we do business; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that include or could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, a carbon tax or cap and trade structure and ash landfill regulations; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; the availability, cost, coverage and terms of insurance and stability of insurance providers; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This press release should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2009 Forms 10-K and 2010 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.
For further information, members of the media may contact:
Scott Simons (313) 235-8808
Len Singer (313) 235-8809
Analysts — for further information:
Kurt Wasiluk (313) 235-7726
Mark Rolling (313) 235-7663

DTE Energy Company
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in Millions, Except per Share Amounts)	2010	2009	2010	2009
Operating Revenues	$1,792	$1,688	$4,245	$3,943

Operating Expenses
Fuel, purchased power and gas	608	577	1,603	1,537
Operation and maintenance	597	595	1,249	1,186
Depreciation, depletion and amortization	253	240	504	472
Taxes other than income	80	61	162	141
Other asset (gains) and losses, reserves and impairments, net	(2)	—	(1)	(3)

	1,536	1,473	3,517	3,333

Operating Income	256	215	728	610

Other (Income) and Deductions
Interest expense	136	134	276	266
Interest income	(3)	(3)	(6)	(6)
Other income	(23)	(22)	(42)	(46)
Other expenses	15	(5)	23	9

	125	104	251	223

Income Before Income Taxes	131	111	477	387

Income Tax Provision	44	27	160	124

Net Income	87	84	317	263

Less: Net Income Attributable to Noncontrolling Interests	1	1	2	2

Net Income Attributable to DTE Energy Company	$86	$83	$315	$261

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.51	$0.51	$1.88	$1.59

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.51	$0.51	$1.88	$1.59

Weighted Average Common Shares Outstanding
Basic	169	164	167	164
Diluted	169	164	168	164

Dividends Declared per Common Share	$0.53	$0.53	$1.06	$1.06

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30
	2010				2009
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$87	$—		$87	$79	$4	B	$83

Gas Utility	19	(20	) A	(1)	(15)	—		(15)

Non-utility Operations
Gas Storage and Pipelines	10	—		10	10	—		10

Unconventional Gas Production	(2)	—		(2)	(2)	—		(2)

Power and Industrial Projects	22	—		22	(6)	1	B	(1)
						4	C

Energy Trading	(26)	—		(26)	27	—		27

Total Non-utility operations	4	—		4	29	5		34

Corporate and Other	(24)	—		(24)	(10)	—		(10)

Net Income Attributable to DTE Energy Company	$86	$(20)		$66	$83	$9		$92

Adjustments key

A)	Deferral of costs to achieve restructuring expenses for the Performance Excellence Process approved in the June 2010 MPSC rate order.

B)	Chrysler accounts receivable bad debt reserve.

C)	General Motors accounts receivable bad debt reserve.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30
	2010				2009
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.51	$—		$0.51	$0.48	$0.02	B	$0.50

Gas Utility	0.11	(0.12	) A	(0.01)	(0.09)	—		(0.09)

Non-utility Operations
Gas Storage and Pipelines	0.06	—		0.06	0.06	—		0.06

Unconventional Gas Production	(0.01)	—		(0.01)	(0.01)	—		(0.01)

Power and Industrial Projects	0.13	—		0.13	(0.04)	0.01	B	(0.01)
						0.02	C

Energy Trading	(0.15)	—		(0.15)	0.16	—		0.16

Total Non-utility operations	0.03	—		0.03	0.17	0.03		0.20

Corporate and Other	(0.14)	—		(0.14)	(0.05)	—		(0.05)

Net Income Attributable to DTE Energy Company	$0.51	$(0.12)		$0.39	$0.51	$0.05		$0.56

Adjustments key

A)	Deferral of costs to achieve restructuring expenses for the Performance Excellence Process approved in the June 2010 MPSC rate order.

B)	Chrysler accounts receivable bad debt reserve.

C)	General Motors accounts receivable bad debt reserve.

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30
	2010				2009
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$178	$—		$178	$157	$4	B	$161

Gas Utility	98	(20	) A	78	46	—		46

Non-utility Operations
Gas Storage and Pipelines	24	—		24	24	—		24

Unconventional Gas Production	(5)			(5)	(4)			(4)

Power and Industrial Projects	40	—		40	(2)	1	B	3
						4	C

Energy Trading	12	—		12	67	—		67

Total Non-utility operations	71	—		71	85	5		90

Corporate and Other	(32)	—		(32)	(27)	—		(27)

Net Income Attributable to DTE Energy Company	$315	$(20)		$295	$261	$9		$270

Adjustments key

A)	Deferral of costs to achieve restructuring expenses for the Performance Excellence Process approved in the June 2010 MPSC rate order.

B)	Chrysler accounts receivable bad debt reserve.

C)	General Motors accounts receivable bad debt reserve.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30
	2010				2009
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$1.06	$—		$1.06	$0.96	$0.03	B	$0.99

Gas Utility	0.58	(0.12	) A	0.46	0.28	—		0.28

Non-utility Operations
Gas Storage and Pipelines	0.14	—		0.14	0.14	—		0.14

Unconventional Gas Production	(0.03)	—		(0.03)	(0.02)	—		(0.02)

Power and Industrial Projects	0.24	—		0.24	(0.01)	0.01	B	0.02
						0.02	C

Energy Trading	0.07	—		0.07	0.40	—		0.40

Total Non-utility operations	0.42	—		0.42	0.51	0.03		0.54

Corporate and Other	(0.18)	—		(0.18)	(0.16)	—		(0.16)

Net Income Attributable to DTE Energy Company	$1.88	$(0.12)		$1.76	$1.59	$0.06		$1.65

Adjustments key

A)	Deferral of costs to achieve restructuring expenses for the Performance Excellence Process approved in the June 2010 MPSC rate order.

B)	Chrysler accounts receivable bad debt reserve.

C)	General Motors accounts receivable bad debt reserve.